As filed with the Securities and Exchange Commission on September 17, 2018

Registration No. 333-206830

Registration No. 333-203443

Registration No. 333-180505

Registration No. 333-176728

Registration No. 333-173532

Registration No. 333-167869

Registration No. 333-163125

Registration No. 333-161560

Registration No. 333-158076

Registration No. 333-149628

Registration No. 333-144213

Registration No. 333-132303

Registration No. 333-128895

Registration No. 333-114374

Registration No. 333-103513

Registration No. 333-83126

Registration No. 333-64234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Post-Effective Amendment No. 1 to Registration Statement No. 333-206830

Post-Effective Amendment No. 1 to Registration Statement No. 333-203443

Post-Effective Amendment No. 1 to Registration Statement No. 333-180505

Post-Effective Amendment No. 1 to Registration Statement No. 333-176728

Post-Effective Amendment No. 1 to Registration Statement No. 333-173532

Post-Effective Amendment No. 1 to Registration Statement No. 333-167869

Post-Effective Amendment No. 1 to Registration Statement No. 333-163125

Post-Effective Amendment No. 1 to Registration Statement No. 333-161560

Post-Effective Amendment No. 1 to Registration Statement No. 333-158076

Post-Effective Amendment No. 1 to Registration Statement No. 333-149628

Post-Effective Amendment No. 1 to Registration Statement No. 333-144213

Post-Effective Amendment No. 1 to Registration Statement No. 333-132303

Post-Effective Amendment No. 1 to Registration Statement No. 333-128895

Post-Effective Amendment No. 1 to Registration Statement No. 333-114374

Post-Effective Amendment No. 1 to Registration Statement No. 333-103513

Post-Effective Amendment No. 1 to Registration Statement No. 333-83126

Post-Effective Amendment No. 1 to Registration Statement No. 333-64234

 UNDER THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	001-32207	94-2848099
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices, including zip code)

Sigma Designs, Inc. 2001 Employee Stock Purchase Plan

Sigma Designs, Inc. Amended and Restated 2001 Employee Stock Purchase Plan

Sigma Designs, Inc. 2001 Employee Stock Option Plan

Sigma Designs, Inc. 2001 Stock Plan

CopperGate Communications Ltd. 2003 Share Option Plan

Sigma Designs, Inc. 2009 Stock Incentive Plan

Sigma Designs, Inc. Amended and Restated 2009 Stock Incentive Plan

Sigma Designs, Inc. 2015 Employee Stock Purchase Plan

Sigma Designs, Inc. 2015 Stock Incentive Plan

(Full title of the plans)

Elias Nader

Interim President and Chief Executive Officer and Chief Financial Officer

Sigma Designs, Inc.

47467 Fremont Blvd.

Fremont, California 94538

(510) 897-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James J. Masetti Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.                                                            ☐

EXPLANATORY NOTE/ DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a plan of liquidation and dissolution (the “Plan of Liquidation”) that was approved by the shareholders of Sigma Designs, Inc., a California corporation (the “Registrant”) on April 17, 2018, the Registrant filed a Certificate of Election to Wind Up and Dissolve with the Secretary of State of California on May 4, 2018. Pursuant to the Corporations Code of the State of California and in accordance with the Plan of Liquidation, the Registrant is winding down its remaining business. On August 15, 2018, the Registrant filed a Form 25 with the Securities and Exchange Commission to voluntarily delist its no par value common stock (“Common Stock”) from the Nasdaq Stock Market, which delisting became effective on August 27, 2018. The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

The Registrant previously registered shares of the Registrant’s Common Stock, issuable or issued under certain employee benefit and equity plans and agreements under the below referenced Registration Statements on Form S-8 (the “Registration Statements”). All offerings of Common Stock or other securities pursuant to the below referenced Registration Statements have been terminated, and there are no outstanding equity awards granted under or governed by the Registrant’s employee benefit and equity plans and agreements under the below referenced Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all shares of Common Stock or other securities that remain unsold as of the date hereof registered pursuant to the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

Registration No.	Date Filed With the SEC	Name of Equity Plan	Number of Shares of Common Stock Originally Registered
333-206830	09/08/2015	Sigma Designs, Inc. 2015 Employee Stock Purchase Plan	3,500,000
333-206830	09/08/2015	Sigma Designs, Inc. 2015 Stock Incentive Plan	3,000,000
333-203443	04/16/2015	Sigma Designs, Inc. 2009 Stock Incentive Plan	497,343
333-180505	04/02/2012	Sigma Designs, Inc. 2009 Stock Incentive Plan	150,763
333-176728	09/08/2011	Sigma Designs, Inc. Amended and Restated 2009 Stock Incentive Plan	2,000,000
333-173532	04/15/2011	Sigma Designs, Inc. 2009 Stock Incentive Plan	141,152
333-167869	06/29/2010	Sigma Designs, Inc. 2009 Stock Incentive Plan	59,979
333-167869	06/29/2010	Sigma Designs, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	200,000
333-163125	11/16/2009	CopperGate Communications Ltd. 2003 Share Option Plan	574,881
333-161560	08/26/2009	Sigma Designs, Inc. 2009 Stock Incentive Plan	2,900,000
333-158076	03/18/2009	Sigma Designs, Inc. 2001 Stock Plan	1,000,000
333-158076	03/18/2009	Sigma Designs, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	300,000
333-149628	03/11/2008	Sigma Designs, Inc. 2001 Stock Plan	1,000,000
333-149628	03/11/2008	Sigma Designs, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	50,000
333-144213	06/29/2007	Sigma Designs, Inc. 2001 Stock Plan	916,157
333-144213	06/29/2007	Sigma Designs, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	25,000
333-132303	03/09/2006	Sigma Designs, Inc. 2001 Stock Plan	877,834
333-132303	03/09/2006	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	25,000
333-128895	10/07/2005	Sigma Designs, Inc. 2001 Employee Stock Option Plan	841,506
333-128895	10/07/2005	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	25,000
333-114374	04/09/2004	Sigma Designs, Inc. 2001 Employee Stock Option Plan	825,519
333-114374	04/09/2004	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	50,000
333-103513	02/28/2003	Sigma Designs, Inc. 2001 Employee Stock Option Plan	665,703
333-103513	02/28/2003	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	150,000
333-83126	02/21/2002	Sigma Designs, Inc. 2001 Employee Stock Option Plan	655,122
333-83126	02/21/2002	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	327,561
333-64234	06/29/2001	Sigma Designs, Inc. 2001 Employee Stock Option Plan	500,000
333-64234	06/29/2001	Sigma Designs, Inc. 2001 Employee Stock Purchase Plan	100,000

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Fremont, State of California, on September 17, 2018.

SIGMA DESIGNS, INC.

By:	/s/ Elias Nader
Elias Nader
Interim President and Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Elias Nader	Interim President and Chief Executive Officer	September 17, 2018
Elias Nader	and Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Saleel Awsare	Director	September 17, 2018
Saleel Awsare

/s/ J. Michael Dodson	Director	September 17, 2018
J. Michael Dodson

/s/ Martin Manniche	Director	September 17, 2018
Martin Manniche

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